Exhibit 5.1

August 4, 2009

SmartHeat Inc.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China  110027

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for SmartHeat Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form  S-3 (the “ Registration Statement ”), filed by the Company with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933 (the “ Act ”), including the prospectus included therein (the “ Prospectus ”), relating to the registration of the following securities of the Company, having an aggregate initial public offering price of up to $75,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies: (a) shares of the Company’s Common Stock par value $0.001 per share (the “ Common Stock ”), (b) warrants to purchase Common Stock (the “ Warrants ”), (c) rights to purchase the Company’s securities (the “ Rights ”), and (d) units consisting of Common Stock, Warrants, or Rights, or any combination thereof, in one or more series (the “ Units ”).  The Common Stock, Warrants, Rights and Units are collectively referred to herein as the “ Securities .”

We have been advised by the Company that:

1.
Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a Warrant agent selected by the Company (the “ Warrant Agreement ”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrants will be set forth in a supplement to the Prospectus; and

2.
Rights may be issued pursuant to a rights agreement to be entered into between the Company and a rights agent selected by the Company (the “ Rights Agreement ”). The Rights Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Rights will be set forth in a supplement to the Prospectus; and

Holland & Hart LLP  Attorneys at Law
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SmartHeat Inc. August 4, 2009 Page 2

3.
Units may be issued pursuant to a unit agreement to be entered into between the Company and a Unit agent selected by the Company (the “ Unit Agreement ”).  The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Units will be set forth in a supplement to the Prospectus.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (x) the certificates representing the Securities will be duly authorized, executed and delivered; and (xi) where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the warrant agent, rights agent, unit agent or transfer agent.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.            The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines as adequate (“ Authorizing Resolutions ”), (ii) the offer and sale of the Common Stock and the issuance and delivery thereof are in conformity with the Company’s Articles of Incorporation and Bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

SmartHeat Inc. August 4, 2009 Page 3

2.            The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, and a Warrant agent has been selected by the Company, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

3.            The Rights will constitute valid and legally binding obligations of the Company, provided that (i) such Rights are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Rights are to be issued, their form and content and the consideration for such Rights, (ii) the Rights Agreement has been duly authorized, executed and delivered and is enforceable in accordance with its terms, and a Rights agent has been selected by the Company, (iii) the terms of the offer, issuance and sale of such Rights have been duly established in conformity with the Rights Agreement, (iv) the Rights Agreement and the offer, issuance and sale of the Rights do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Rights or certificates representing such Rights have been duly executed and countersigned in accordance with the Rights Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions, the Rights Agreement, and in accordance with any underwriting agreement, purchase or similar agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

4.            The Units will constitute valid and legally binding obligations of the Company, provided that (i) such Units are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Units are to be issued, their form and content and the consideration for such Units, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, and a Unit agent has been selected by the Company, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

SmartHeat Inc. August 4, 2009 Page 4

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning: (i) the validity or enforceability of any provisions contained in Warrant Agreements or the Rights Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) any securities into which the Warrants and Units may be convertible or exercisable, except as opined to herein.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective, a supplement to the Prospectus will have been prepared and filed with the Commission describing such Securities, the authorization of such Securities will not have been modified or rescinded by the Board and, if such Securities are shares of the Common Stock, the Company will have a sufficient number of authorized but unissued shares thereof under its Articles of Incorporation at the time of the issuance thereof and there will not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock, the Warrants, the Rights, and the Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing Nevada statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

SmartHeat Inc. August 4, 2009 Page 5

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert” under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Holland & Hart LLP
HOLLAND & HART LLP